Exhibit 2.3

# BYLAWS

# OF

# DIAMICRON, INC.

## ARTICLE I

### Offices

Section 1. Business Offices. The principal office of the corporation shall be located at 1260 South 1600 West, Orem, Utah. The corporation may have such other offices, either within or outside Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 2. Registered Office. The registered office of the corporation, required by the Utah Revised Business Corporation Act to be maintained in Utah, may be but is not necessarily identical with the principal office if in Utah, and the address of the registered office may be changed from time to time by the board of directors.

## ARTICLE II

### Shareholders

Section 1. Annual Meetings. An annual meeting of the shareholders shall be held on the first Monday in the month of May in each year, or on such other date as may be determined by the board of directors, beginning with the year 1997, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of such meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon after such annual meeting (as the same may be adjourned) as is convenient. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board of directors, the chief executive officer or the board of directors and shall be called by the chief executive officer at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meetings. Each meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated in the notice of meeting. If no place is designated in any such notice, the relevant meeting shall be held at the registered office of the corporation in Utah.

Section 4. Notice of Meetings. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by first class, certified or registered mail, by m : at the direction of the chief executive officer ; the - secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting . If mailed, such notice shal . l be deemed to be given when deposited in the United State . , mail, addressed to each shareholder at such shal'eh.older's address ,w it appears on the stock transfer books of the corporation, with postage prepaid. . !fprop rlyse_queste by a_person otJ:ter thaii the coi:poration properly calling a meeting, the 6ecretary shall give notice of such meeting at corporate expeme •. An,j sha : ieliolder niiii waive riiitke of ariy meeting . Tlie attendance of a shareholder at a meeting (or participation by a shareholder ln a meeting by means of conference telephone or similar communications equlpment) shall constitute a waiver of notice of such meeting, unless the shareholder objects at the beginning o{ the meeting because of lack of notice or defective notice . Section 5 . Eixmg ofBecnrd Dare . 111 e board of directors may fix i 11 advance a date as the record date for any ,uch determination of slmreholders, such date in any case to be not more than seventy days, and in case of a meeting of the shareholders, not less than ten days, prior to the date on which tht - partirular action requiring such determination of shareholders Is to be taken . If the stoc . k transfer books • re not closed . aad no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the sbarehol@ts or entitled to receive payment of a divldend, the date on which notice of the meeting iB mailed or th e date on which the resolution of the hoard of directors declaring such· dividend is adopted, as the case may he, shall be the record date for such determination of shareholders . When a determination of shareholders entitled to vote at any meeting of the shareholders bas been made as provided in this Section, such determination shall apply to any adjournment of such meeting, unless such adjournment la . st< : for more than 120 days from the date of the original meeting, Jn which event a new record date must be established . · Section 6 . Yotinc List . Tue officer or agent having charge of the stock transfer hook . for shares of the corporation sh_all make a complete list of the shareholders who are entitled to be given notice of a meeting of the shareh(llders, arranged in alp!Ulbetical ( \ rder, with the address of and the number of shares held by each . The shareholder list must be available for in 6 pection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given ,md continuing throughout the meeting and any meeting adjournrnents . The original stock transt . er books shall be prima fade evidence as to the shareholders who are entitled to examine such list or tran 6 fer books or to vote at any meeting of lhe shareholders . Failure to camply w . itli the requirements of this Section shall not affect the validity of any action taken at such meeting . Section 7 . - At each meeting of!he shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney - in - fact, or by a written statement of the appointment ttansmi_tted by telegram, teletype or other electronic tr : lllBmission alo . ng with writren evidence from which it can be determined that the shareholder transmitted m authod ed the transmission of the appointment . Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before Qr at the time of the meeting . No proxy shail be valid after eleven months from the date of such proxy's execution, unless otherwise provided in the proxy, Section 8. Opprnm . Except as otherwise required by statute, a majority of the outstanding shares . of the corporation entitled to vote on. a matter, represented in person or by proxy, shall constitute a quorum for action on such matter at each inecting of the shareholders. If a quorum exists, a matter will 2 - I i i'

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be approved if tbe number of vote . , cast in favor of such matter exceed . , the number of votes cast against such lDlltler . If less than a majority of the outstanding ,shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice other than an announCllment at the meeting of the new date, time and place ; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed by stature or under fuese bylaws, notice of the atljourned meetlng must be given to share . holders of record who are entitled to vote at the meeting, At such adjourned meeting, at which a quorum shall be present tJr represented, any business may be trnnsacted which might have been transacted at the meeting a originally notified. Section 9 . Yotine : at' Sb • C!ls Each outstanding share of record is entitled to vote on each matter submitted to a vote of the shareholders either at a meeting of the shareholders or pursuant to Section 11 of this Article U . Section 10 . Voting at' Sbat : e 11 by Certain Holders, Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of snch other corporation is held by the corporation, may not be voted . at ,my meetlng or counted in deterntining the total number of out - ttancling shares at any given time, Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corpor : ition may prescribe, or, in the absence of such provision, as the board of directors of such corporation may detecrnine . Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a tranafer of such shru : es into such person's name . Shares standing in the name of a tntstee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's . name . Shares stJmcling in the n . ame of a receiver may be vored by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver's name if authority to do so is contained In an appropriaw order of the court by which such receiver was appointed . A shareholder whose . shllres are pledged shall be entitled to vote o'llcb shares untll the shares have been transferred into the name of the pledgee, and after such transfer the pledgee shili be entitled to vote the shares so transferred . Section 11 . Action Wjthcmt a Meeting . Any action required or permitted to be taken at a meeting of the shareholders other than tbe election of directors may be taken without • meeting and without prior notice if one or more consents in writing, getting forth the action so taken, shall be signed hy the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take th e action at a meeting at which all shares entitied to vote were present ,md voted . birt : etors may not be elected by written ccmsent except by unanimous written consent of all shares entitled to vote for the election of directors . Such consent (which may be sign . ed in counterparts) shall have tbe same force and eftect as a unanimous 'l'ote of the shareholders and may be stated as such in . any articles or document flied with the Utah Department of Commerce, - Division of Corporations and Commercial Code or other governmental agency .

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ARTICLE III Board of Dlrectms Section 1 . Geo< : nd Powers . The business and affairs of the corporation shall be managed under the direction of the cotporation's board of directms, except as otherwise provided in the Utah Revised Business Corporation Act, the articles ilfi . l' . lcoiporaticin or these oylaws . Section 2 . Number, Tenure and QnH]ifirntirm The corporation shall have not le . ss than three and not more than ten direc - tors, unless tile number of shareholders is less than three .• in which cuse the minhm 1 m numoer of directors may lie same as the number of shareholders . The number of directors shall be determin . ed from time to time by a resolution of the board of directors . Directors shall be elected at each a 1111 ual meeting cif the shareholders . Each director shall bold office until the next annual meeting of the shareholders and thereafter until such dlrector's successor shall have been elected and qualified or UI 1 til such . director's earlier death, resignation or removal . Directors need not be residents of Utah or shareholrlers of the corporation . The directors may elect from their number a director to serve as chairman of the board of directors, for such term and with such authority as may be granted by the ooard of directors . Section 3 . Vacancies· B'lWPYaJ . Any director may resign at any time by giving written notice through the chief executive officer or the registered agent . A director's re . signation shall tal ; e effect on receipt of such notice unles,s another time is spo,,lfied in such notice, and unless otherwise specified in such notice, the accept . ance of such resignation shall not be necessary to make such resignation effective . Any vacancy occurring on the board of directors may be filled by the affirmati . ve vote of a majority of the remaining directors though less than a quorum of the board of directors, or hy the shareholders . A dlrector elected to fill a vacancy shall be elected for the unexpired ttmn of soch director' 6 predecessor 1 n office . Any directorship to be filled by reason of an increase in the number of directors shall he tJlled by th e affirmative vore of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 of this Article ill . At a meeting called expressly for that purpose, one or mme directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares the n entitled to vote at an election of directors . Any directorship to be f 11 !ed by real!on of the removal of one or more directors by the shareholders or for any other reason may be filled by election by th e shareholders at the meeting at which the director or directors ar e removed . Section 4 . Re u]ar MeeHo • · A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of llli! shareholders, or as soon as practicable after the ,innual meeting of the shareholders, at the time and place, either within or outside Utah, as determined hy the hoard of directors, for the purpose of electing officers and for the transaclfon of m 1 d 1 other business !IS may come before the meeting . The board of dlro,,tora may provide by resolution the time and place, either within or outside Utlh, for the holding of additional regular meetings . Section 5 . Special Meetjn s - Special meetings of the board of directors may be called hy or at the request of the chief executive officer or any two directors . The person or persons authorized to call special meetings of the board of directors may fix auy place as tlte place, either within or outside Utah, for holding any special meeting of the board of directors called by soch person(s) . c: \ wpSl \ bm: \ hyJ - utS L.skn 4 -

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Section 6 . Ii . Notice of each meeting of the board of directors stating the pl • ce, day and hour of the meeting shall he given to each director at least ten days prior to such meeting by the mailing of writte . n notice by first class, certified or registered mail, or at least five days prior to such meeting by personal delivery of written notice o . r by telephonic or telegraphic notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article III, telephone notice may be given one day prior to . such ting . (The method of notice nee . d not be . tb . e . sam 1 : tto .. e . acb d . lre .: tc 1 r . ) . Notlc . e . shaU . 1 : ie . d . eem!ld to be given, if mailed, on the earlier of the date it is received or five days after it is deposited in the United State s mail, with postage prepaid, addre . 1 sed to tb e director at such director's bus . iness or residence address ; if persot 1 ally delivered, when delivered to th e director ; if tele 1 ,,,raphed, when th e telegram is delivered to th e telegraph company ; and if telephoned, when commnnicated to tbe director . Any director may waive notice of any meeting, The attendance of a director at a meeting (or participation hy a director iJ 1 a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting , except where a director objects to th e holding of the meeting at the beginning of th e meeting or promptly <m such director's arrival . Neither the business to be transacted at, nor th e purpose of, any meeting of the board ()f directors need be specified ln th e notice or waiver of notice of such meeting unless required by statute . Section 7 . Presnmptjpn pf Assent . A director of the corporation who ls present at a meeting of the board of directors at which action on any corporate matter iB taken shall be presumed to have assented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting bu $ iness at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or tbe director contemporaneously requests his dissent or abstention as to any specific . action to be entered into the minutes of the meeting, or the director causes written notice of a dissent nr abstention as to a speclfic action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly aft . er adjoumment of the meeting . Section 8 . Quomm and Voting A majority of the numher of directors in office immediately before tbe meeting begins shall constitute a quorum for tbe transaction of business at any meeting of the board uf directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act ( 1 f the board of di(ectors . If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time w . itb . out further notice other than . an announcement at the meeting until a quorum shllll be present . No director may vote or act by proxy at any meeting of directors . Section 9 . Compensation . By re . ,olutlon of the board of directors, any directo . r may be paid any one or more of the following : such director's expenses, if any, of atUJndance at a meeting ; a fixed sum for attendance at such meeting ; or a stated salary as a director . No such payment sha 11 preclude any director from serving the corporation in any other capacity and receiving compensation for such other service . Section 10 . Execujiye and Other Committees . By one or more resolution . , adopted hy the majority of the board of directors, the hoard of directors may designate from among the members of the board of directors an executive committee and one cir more other committees 'consisting of not less than two directors, each of which (to the extent provided in the resolution establishing such committee) shall have and may exercise all of the autho . rity of l ; he board of directors . Rule . , governing procedures for meetings of any committee of the board of directors shall be as established by the committee, or if the committee fails to do so, by the hoard of directors . l -

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Section 11 . Meetings by Te!ephnne . Members of the board of directors or my committee of the board of ilirectors may participate in a . meeting of the board of directors or committee by means of conference telephone or similar communications eg_uipment by which all persons participating in the meeting can hear each other . Such participation shall constitute presence in person at the meeting, Section.12.. Action Witham a Meetiw:. Any action required or permitted to be taken at a meeting of the directors or llilY committee of tht board of directors may be taken without a meeting if a consent in writiiig, selfuig forth the action so taken, sfuill be sigiiid bfall of the dfrei : t 6 i : s or corrim . lttee members entitled to vote with respect to the subject matter concerned . Such consent (which may he signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any articles or documents filed with th e Utah Department of Commerce, Division of Corporations and Commercial Code or other governmental agency . ARTICLE IV Officers Sectlon 1 . Number and Q 1 rnlifim 1 tiop . 5 The initial officers of the corporation sha . 11 be a chief ,ixecutive officer, an executive vice president, a chief financial officer and three vice - presidents, The board of directors may also elect or appoint such other officers, a 68 iatant officers and agents, including a president, vice presidents, a controller, a secretary, assistant sem,etaries and llil assistant treasurer, as the board of direLiors may consider necessary . Any two or more offices may be held by the same person . Section 2 .. Electj,m and TeITU pf Office , The office . rs of the corporation shall be appointed by the board of directors annually at the first meeting of the board of directors held after each annual meeting of the shareholders . If the appointment of officers shall not occur at such meeting, such appointment shall be held as soon after such annual meeting as is convenient . Each officer shall h . ol . d office until such officer's s - uccessor is duly appointed or until such officer'g earlier death, resignation or removal . Section 3 . - The sal . arie . s of the officers shall be as fixed fronl time to time by the hoard of directors, and no officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the corporation . Section 4 . Removal . Any officer may be removed by the board of directors or by a committee, if any, if so authorized by the board of dlrectors, whenever in tbe judgment of the board of directors the best interests . of the corporation will be served by such removal, hut such removal shall be without prejudice to the contract rights, if a . lly, of the person so removed . Appuintment of an officer or agent shall not in imelf create contract rights . Section 5 . Vacancies . Any officer may resign at any time, subject to my rights or obligations under any exiiting contrat . 'ts between tbe officer and the corporation, by giving written notice to the chief executive officer or to the board of directors . A : n officer's resignation shall ta) :: e effect at the time specified in such resignation, and tl 1 e acceptance of such resignation shall not be necessary to ma . kt, such resignation effective . A vacancy in any office, however occurring, moy be filled by the board of directors for the unexpired portion of the term . : \ wpS1 \ bu& \ byl - ut51,BK:l

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Section 6 . Authority and Duties of Officers The nfficers of the corparation shall have the authority and sruill exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, the board of directors or these bylaws, except that In any event, each officer shaU . exercise such powers and perform such duties as may be required by law : (a) Chief E, ; ecntiye Officer . The chief executive officer shall, subject to the direction and supervision . of the .. bu . ard pf@ ; ectors : ( . l) lrnve /lil! \ ral ® 4 acti,ve cQnP : ol of l : h,e . affairs >llld hu, inqs of the corporation and general supervision <Jf the corporation's officers, agent and employees ; (ii) unless there is a chairman of the board of directors, preside at all meetings of the shareholders and the board of directors ; (ill) see that all orders and resolutions of the board of directors are carried into effect ; and (iv) perform all other duties incident to the office of chief executive officer and as from time t<J time may be assigned to the chief executive officer by the board of directors . (b) Bxecntiye Yice President . The executive vice president shall assist the chief executive officer and shall perlorm 'l!Ch duties as may be assigned by the chief executive officer or by the board of directnrn . The executive vice president shall, at the request of the chief executive officer, or in the chief executive officer' a absence, in . ability or refusal to act, perform the duties of the chief executive officer and when so acting, shall have all the powers of : llld be subject to all the restricti . ons on the chief executive officer . ln addition, the executive vice president sh . all perform all of the duties performed by a corporate secretary including : (i) keeping the minutes of the proceedings of the shareholders, the hoard of directors ruid : llly committees of the board of directors ; (Ji) keeping a record of all actions token by the shareholders, tlie board of directors and any culDJilittees of the board of directors without a meeting: (iii) seeing that all noti . ces are duly given in accordance with the provisions of these bylaws or as required by law ; (iv) keeping a record of all waivers of notices of meetings of the shareholders, the board of directors and any committees of the board of directors ; (v) being custodian of the corporate records an d of the seal of the corporation ; (vi) keeping at the corporation's reglstered office or principal place of business within or outside Utah a record containing the names and addresses of all shareholders and the number and class of shares held hy each, unless such a record shall be kept at th e oi'J : 1 . ce of the corporation's transfer agent or regL,trar ; (vii) having general charge of the stock transfer b(lok . s of the corporation, unless the corporation has - a transfer agent ; and (viii) performing all duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the chief executive officer, (c) Vice Presidents - Vice presidents shall perform such duties as may be assigned by the chief executive officer or by the board of dlrectors, (d) Chief Financial Officer . The chief financial officer shall : (i) be the principal financial officer of the c(lrporation and have the care and custody of all of the corporation's funds, · securities, evidences of indebtedness and other personal property and deposit the same in aocordance with the instructions of the board of directors ; (ii) receive and give receipts for monies µaid into or on account of the corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature on maturity ; (ill) unless there is a controller, be the principal accounting oftice, of the corporation and as such prescribe and maintain the methods and systems of accounting to he followed, keep complete books and records of account, prepare and file all local, state and federal tax : relllrns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the corporation and the results of the cmporation's operations ; (iv) on request of the board of directors, make such reports to the board of directors as may be required at any time ; and (v) perform all other duties

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incident to the office of chief financial officer arul such other duties as from time to time may be assigned by the board of directors·or the chief executive officer . Assisi : Jlnt treasurers, if any, shall have the same powers and . duties, subject to supervision by the chief financial officer . Section 7 . Surety Bonds . The board of directors may require any officer of th e corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the boa . rd of direLtars, conditioned on the faithful pe 1 formance of such officer's duties and for the restoration to the . corporetion of nil . \ : mok .. <, papers, vouchers, money and . other pn :; ,perty of whatever kin . d belonging to the corporation in the possession or under the control of such officer . ART!ClEV Shawl Sectio!l 1 . Issuance of Shares . The issuance or sale by the corporation of any share . of the corporation's authorized capital stock of any class shall be made only on authorization by the board of directors . Section 2 . Certificates . The shares of the corporation shall be represented by conseL 11 tively numbered certificates signed by the chief executive officer and ·the executive vice president <if the corporation and may be sealed with the seal of the corporation or with a facsimile· of such seal . The signatures of the corporation's officers on any certificate may be facsimiles if the certificate is countersigned by a transfer agent . or registered by a registrar, other th . an the corporation itself or an employee of the corporation . In case any officer who ha . s signed or whose facsimile s . i . gnature has been placed on such certificate shall have ceased to be such officer before such certificate is Issued, such certificate may be issued by the corporation with the sa . roe effect as if such person were such officer at the date of the i : < $ ue < . Jf such certit 1 cate . Certificates of shares shall be in such form consi . tent with law as shal . l . be prescribed by,the board of directors . No certificate shall be issued until the shares represented by such certificate are fully paid . · Section 3 . Consideration for Shares . Shat'es shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the board of directors . In tbe absence of fraud in the tran . saction, the judgment of the board of directors as to the value of the consideration recei . ved for shares shall be conclusive . Seclion 4 . Lost Certificates . In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the isb 11 an . ce of a new certificate in lieu of such certificate on such terms and conditions in conformity with law a . the board of directors may prescribe . The board of d . irectors may, in the discretion of the board of diret . 'tors, require a hond in m, . ch form and amount and with such surety as the board of directors may determine before issuing a new certificate . Section 5 . Transfer of ShareJl . On surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority io transfer . it shall be the duty of tbe corporation to issue a new certificare to the person entitled to such ncm certificate and to cancel the old certificate, Every such transfer of stock shall be entered on the stock transfer books of the corporation . c ; \ wpSl \ bus \ byl - ut . 'i 1 . ! . b 8 -

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i . t , Seclion 6 . Holders ofRecorcJ . The corporation shall be entitled to treat the holder of record of any share as the holdei : - in - fact of such share and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the corporation shall have express or other notice of such claim or interest, except as may be required by the laws of Utah, Section 7 . Transfur Agent \ Reldstraro • nd Payjng Agen \ ll . The board of directors may, In the discretion of the board o . fdim :: tors, appoint one or - more transfer agents or regi . ,trars for making payment on any class of stock, bo 11 d, debenture or other security of the corporation . Snch agents and registrars may be located either within or outside Utah . They shall have such rJgh . u ; and duties and shall be entitled to such compensation as may be agreed . · · ARTICLE VI Iudemoifim1tion For purposes of this Article VI, the following terms shall have the Section !. Definitions meanings set forth below: (a) "Actinn" means any threatened, pending or completed action, suit or prnceeding, whether civil, criminal., administrative, arbitrative or investigative. (b) "Derivative Action" means any Action by or In the right of the corporatio.n to procure a judgment in the corporation's favor. · (c) "Third - Party Aqtlnn" means any Action other than a Derivative Action. (d) " . !Pdemnified Party" means any person who is or was a party or is threatened to be made a party to any Action hy reason of the fact that such person ls or was a director, officer, employee or agent of the corporation (which shall include actions taken in connection with or relating to the organization of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person is or was serving as' trustee, plan administrator or other fiduciary . Sectlo.n.2. Tbial"Pam Actions. The corporation ahall Indemnify any Indemnified Party against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified. !?arty in connection with any Thil:d - l?arty Action if, as determined pUTsumt to Section 5 of this Article VI, such Indemnified 'Party acted. in good faith and in a manner such Indemnified Party reasonably believed lo be in or not opposed t.o the best interests of the corporation, and, with respect to any.criminal Aci.ion, such Indemnified.Party had no reasonable cause to believe such_ l11dem11ified Party's conduct was unlawful. The termination of any Third - Party Action by judgment, order, sc - ttlemcnt or conviction or on a plea of nolo contendere or its equivalent shall not, of iL elf,. create either • pre.sumption that tl1e Indemnified Party did not act in good faith and in a manner which such Indemnified Party reasonably believed to be in or not opposed to the best interest'! of the corporation, or, with respect to any criminal Action, a presumption that the lndernnified Party had reasonable cause to believe that. such Indemnified Party's conduct was unlawful. 9 -

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Section 3. Derivative Actions. The corporation shall indemnify any Indemnified Party against expenses, including attorneys' fees, actually and reasonably incurred by such Indemnified Party in connection with the defense or settlement of any Derivative Action if, as determined pursuant to Section 5 of this Article VI, such Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such Action was brought determines on application that, despite the adjudication of liability and in view of all circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnification for such expenses as the court considers proper. If any claim that may be made by or in the right of the corporation against any person who may seek indemnification under this Article VI is joined with any claim by any other party against such person in a single Action, the claim by or in the right of the corporation (and all expenses related to such claim) shall nevertheless be deemed the subject of a separate and distinct Derivative Action for purposes of this Article VI.

Section 4. Success on Merits or Otherwise. If and to the extent that any Indemnified Party has been successful on the merits or otherwise in defense of any Action referred to in Sections 2 or 3 of this Article VI or in defense of any claim, issue or matter in such Action, such Indemnified Party shall be indemnified against expenses, including attorneys' fees, which such Indemnified Party actually and reasonably incurred in connection with such Action, without the necessity of any determination that such Indemnified Party has met the applicable standards of conduct set forth in said Sections 2 or 3.

Section 5. Determination. Except as provided in Section 4, any indemnification under Sections 2 or 3 of this Article VI, unless ordered by a court, shall be made by the corporation only on a determination in the specific case that indemnification of the Indemnified Party is proper under the circumstances because such Indemnified Party has met the applicable standards of conduct set forth in said Sections 2 or 3. Any indemnification under Section 4 of this Article VI, unless ordered by a court, shall be made by the corporation only on a determination in the specific case of the extent to which the Indemnified Party has been successful on the merits or otherwise. Any determination under this Section 5 or under Section 6 of this Article VI shall be made: (a) by a majority vote of a quorum of the board of directors, such quorum consisting of directors who are not or were not parties to the subject Action; (b) on the request of a majority of the directors who are not or were not parties to such Action, or if there are none, on the request of a majority of the board of directors, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with the corporation's corporate affairs) in a written opinion; or (c) by the shareholders of the corporation at a meeting called for such purpose at which a quorum is present by a majority of the votes entitled to be cast by holders of uninterested shares.

Section 6. Payment in Advance. Expenses, including attorneys' fees, or some part of such expenses, incurred by an Indemnified Party in defending any Action shall be paid by the corporation in advance of the final disposition of such Action if a determination to make such payment is made on behalf of the corporation, and a determination is made that the facts then known would not preclude indemnification, as provided in Section 5 of this Article VI; provided, that no such payment may be made unless the corporation shall have first received a written affirmation of the Indemnified Party that the Indemnified Party in good faith believed that the Indemnified Party met the standard of care set forth in Sections 2 or 3, and a written undertaking by or on behalf of the Indemnified Party to repay the amount advanced if it is ultimately determined that such Indemnified Party is not entitled to be indemnified by the corporation as authorized in this Article VI.

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Section 7 . Other lndemnjfjcaMon . TI 1 e indemnification and advancement of expenses provided by th . ls Article VI shall not be cormtrued to be exclusive of or limit any other rights to which any Indemnified Party or other person may be entitled under the articles of Incorporation or any bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in imch Indemnified Party's official capacity and as to acticln in anvther capacity while holding office . Section 8 . Period pf Irnlewnlfit ;; ,rino . Any indemnification or advancement of expenses pursuant to this Article VI shall, unless ntherwi,Je provided when . the indemnification or advancement of expenses is authorized or ratified, continue as to any Indemnified Party who has ceased to be a director, officer, employee or agent of the corporation, or who at the request of the corporation, was serving as and has since ceJJSed to be a director, officer, employee or a . gent of another corporation . partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the cotporation for which any s 11 ch person served as trustee, plan adminii . trawr or other fiduciary, and ruiall inure to the benefit of the heirs and personal representatJves of such Indemnified Party . The repeal or arollndment of this Artlcle VI or of any Section or provision of this Article VI which would h : rve the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VI sh . all not, solely by re : LSon of such repea 1 or amendment, eliminate, resmct or otherwi . se affe t the right or power of the corporation to indemnify any person or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repea 1 or amendment . Section . 9 . Insurance . By action of the boatd of directors, notwithstanding any interest of the directors in such Action, the corporation may purchase aod ma . iotain insurance in such amounts as the board of directors may deem appropriate on behalf of any Indemnified Party against any liability asserted agairult such Indemnified Party and incurred by such Indemnified Party in such Jndemnified Party's capacity, pr arising out of such Indemnified Party's status, as an Indemnified Party, whether or not the corporation would have the power to indemnify such lndemnified Party against such liability under applicable provisions of law . Sectlon 10 . Rjght to Impose Cnndjtjnns to Tm 1 eynpjficatinn The corporation shall have the right to impose, as conditions to any indemnification provided or permitted in this Article Vl, such reasonable requirements and conditions as may appear appropriate to the board of directors or shareholders in each specific case and circumstance, including, but not limited to, any one or more of the following : (a) that any counsel represeotlug the Indemnified Party in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the lndemn \ fted Party and to U 1 e corporation ; (b) that the corporation shall have the right, at the cotporation's option, to assume and control the defen . e or settlement of any claim or proceeding made, initiated or threatened against the Indemnified Party ; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the Indemnified Party's right of recovery and tbat the Indemnified Party shall execute all writings and . do everything necessary to assure such rights of subrogation to the corporatiDn . ARTICLE VII MisceHanenus Sectlon .l.. Waivers of Notice . Whenever notice Js required by law, the articles of incorporation or these hylaws, a waiver of such ootice in writing signed by the director, shareholder, ur other person 11 - &1 \ :Jd lti81.JJ:>I

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' . ., entitled to sald notice, whether before or after the time stated in such waiver or, subject to Section 6 of Article m, such person's appearance at such meeting in person or (in the case of a shareholder's meeting) by prox . y, shall be equivalent to such notice . Section 2 . Ynting of Securities by the Cm : poratkm Unless otherwise provided by resolution of the board of directors, the chief executive officer or executive vice president shall, on behalf of the corporation, attend In person or by substitute appointed by tho chief executive officer, or shall execute written instrwnents appointing a proxy or" proxies, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any &tuck or other securities and may execute written waivers of notice with respect to any such meetingi ; , At all such meetings and otherwise, the chief ex . ecutive officer or executive vice president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any 0 th . er instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownernhip of said stock or securities ; subject, h . owever, to the ·instructions, if any, of the board of directors . Section 3 . Books and Records . The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the corporation's shareholders and board of directors and shall keep all other records _required by law . The corporlltion shall also keep at the corporation's registered office or principal place of business or at the office of the corporation's transfer agent or registrar • record of the corporalion's shareholders, giving the name and addresses of all shareholders and the number of shares held by each . Any person who i a shareholder of record, on written demand stating the purpose ,if such examination, shall have the right to examine and make abstracts from, in person or by agent or attorney . at any reasonable time and for a purpose reasonably related to such person's interests as a shareholder, the corporation's books and records of account, minutes and · record of shareholder, ; , On the written request of any shareholder of the corporation, the corporation shall mail to such shareholder the corporation's most recent annual or quarterly llruincial statements showing inrea, 5 anable detail fue corporation's a . ssels and llabilities and the reslllli oftb . e cnrp 9 ration's operations . Section 4 . Loans to Offioor . s Djrectnu ; or Qtt,er Control Penmns, The corporation shall not lend money to or use the corpor . tion's credit to assist the corporation's oftl . cers, directors, or other ccmtral persons without authorizaticm in the particular case by the corporation's sharebolde s, but may lend money to and use the corporation' credit to assist any employee, excluding such officers, directors, or other control persons of tho corporation, if such loau or assistance benefits the corporation . Section 5 . Amc ; nclroeot . Subject to repeal or chaoge by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the board of directors . Section 6 . tnwrpretatinn , These bylaws and each p 1 ·ovision of ti 1 ese bylaws are subject to applicable statutory law and to the articles of Incorporation . 12 - n :c, lF.,F.,1 - 1,11 - 83

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AMENDMENT NO. 1 TO BYLAWS OF DIAMICRON, INC. Section 2 of Article V of the Bylaws of Diamicron, Inc. is amended to read as follows: Section 2 . Certificates . The shares of the corporation shall be represented by certificates unless otherwise provided by the board of directors . The certificates shall be in such form consistent with law as shall be prescribed by the board of directors . The certificates representing shares of stock of the corporation shall be consecutively numbered . The certificates shall be signed by the secretary of the corporation and the chief executive officer of the corporation . In the absence of the chief executive officer, any one of the following officers may sign certificates : the chairman of the board, the president, or the chief operating officer . 217485 - 2

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